                               POWER OF ATTORNEY

                         For Executing Forms 3, 4 and 5

     Know all by these presents, that the undersigned hereby constitutes and appoints Christopher J. Kirt, Edward T. Highberger  and  Lyndon  C. Taylor,
or any one of them acting alone, the lawful attorney-in-fact  of the undersigned in connection with matters related to Devon Energy Corporation to:

     (1)   Execute for and on behalf of the undersigned Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Act of 1934, as amended, and the rules thereunder;

     (2)   Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such form with the
           United States Securities and Exchange Commission and any other authority; and

     (3)   Take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as may be approved in the discretion of such attorney-in-
           fact.

     The undersigned  hereby grants to each such attorney-in-fact full power and authority to do and perform  all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney- in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming  all that such attorney-in-fact, or any substitute or substitutes, shall lawfully  do or cause to be done by virtue of this  Power of Attorney  and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934, as amended, or the rules thereunder.

     This Power of Attorney shall continue in full force and effect with respect to the undersigned's holdings of and transactions in securities issued by Devon Energy Corporation, unless revoked in writing by the undersigned and delivered to the foregoing attorneys-in-fact.

     This Power of Attorney supersedes any power of attorney previously executed by the undersigned in connection with matters substantially similar to those discussed herein, and any and all other such previous powers of attorney are hereby revoked.

     IN WITNESS, WHEREOF, the undersigned executes this Power of Attorney effective this 6th day of June, 2018.

                                       /s/ Michael M. Kanovsky
                                       ------------------------------
                                       Michael M. Kanovsky